Exhibit (a)(5)(ii)

Packeteer acquisition strategy A product view

Darrell Long

VP, Product Management

May 2008

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© Blue Coat Systems, Inc. 2007. All Rights Reserved.

Disclaimers

Important Information

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF PACKETEER’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT BLUE COAT SYSTEMS, INC. AND COOPER ACQUISITION, INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2008, AS AMENDED FROM TIME TO TIME. PACKETEER STOCKHOLDERS SHOULD READ THESE DOCUMENTS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. PACKETEER STOCKHOLDERS MAY OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR FROM BLUE COAT SYSTEMS, INC.

FORWARD LOOKING STATEMENTS:

This document contains certain forward-looking statements about Blue Coat Systems, Inc. and Packeteer, Inc. and the proposed combination of the two companies. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the anticipated timing of filings and approvals relating to the acquisition; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to antitrust regulations; any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; risks related to the timing or ultimate completion of the transaction; that, prior to the completion of the transaction, the party’s respective businesses may not perform as expected due to uncertainty; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in the Securities and Exchange Commission reports filed by Blue Coat, including but not limited to the risks described in Blue Coat’s Annual Report on Form 10-K for the year ended April 30, 2007, and Quarterly Report on Form 10-Q for the quarter ended January 31, 2008.

Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Blue Coat or Packeteer. Blue Coat assumes no obligation and does not intend to update these forward-looking statements except as required by applicable law.

Agenda

Blue Coat strategy

Why Packeteer?

Integration strategy

Next steps

Blue Coat Strategy

WAN Optimization – the beginning of the Next Big Thing

Next layer of intelligence above the router

Infrastructure that sees, secures, accelerates, controls

Applications

Users

Content

The Proxy is the new layer of intelligence

Blue Coat strategy: Product

WAN application delivery Infrastructure

This next phase of networking:

Brings intelligence above the router

Provides visibility, monitoring, performance, control, and security

To users, applications, and content

Requires an integrated multi-function platform

Is purchased by networking guys

ProxySG is the appliance platform

ProxyClient is the client platform

Managed by a unified interface for monitoring, reporting, and configuration

Why Packeteer?: A customer view

Customers want to “See”

All applications being used?

How are they performing?

Who’s using them?

How do they affect the network?

Based on what they “See”, customers want to “Secure”, “Accelerate”, and “Control” in a specific way

The applications

The content they use and….

The users accessing them

A combination of Packeteer (specifically PacketShaper) and ProxySG is what they need

Why Packeteer?: A product view

PacketShaper: Go wide

View of “ALL” applications on the network

Deep packet inspection and broadest network security and control

Packet-level approach does not break apps

ProxySG: Go deep

Complete/deep view of “SPECIFIC” applications and users

Deep transaction/content inspection

Proxy-level approach gives best acceleration, security, and control

ProxySG + key PacketShaper features = Best in class *WOC

*WOC=WAN Optimization Controller

Integration strategy: Why we will succeed

Integration means a unified infrastructure platform

We have a history of successful integration of acquired technologies into the ProxySG platform

We will aggressively integrate key Packeteer technologies into ProxySG platform

The enhanced ProxySG appliance is the compelling product that will extend our market leading position

Integration strategy: Packeteer products

- PacketShaper
- iShared
- iShaper
- SkyX accelerator
- Mobiliti client
- IntelligenceCenter/PolicyCenter

-

Blue Coat

Integration strategy: Current thinking

PacketShaper has a future

Continue to sell and support current PacketShaper product line

Strategic investment in key PacketShaper technologies

QOS Application(…)

Additional application classification, application performance monitoring, and ultimately how you control the app

Integrate best-of-breed technologies from other products

Best in class WOC/SoftWOC

Integrate best of Packeteer technology on ProxySG and ProxyClient platforms

Integration strategy: Core products

Invest in key feature areas

PacketShaper™

Improved PacketShaper™

Key Functionality

iShared iShaper Mobiliti SkyX

Key Functionality

ProxySG Platform

Integration strategy: Management products

Director, Reporter

Intelligence Center™

PolicyCenter™

Unified Management Platform

Integration strategy: PacketShaper

Continue to sell and fully support current product line

Now: Sell current PacketShaper appliances

Continue to invest in new application classification capabilities

Future: Complete migration of key PacketShaper features to ProxySG

Staged delivery of key features over the migration period

After migration period, ProxySG is capable of providing a solution that covers majority of the existing PacketShaper prioritized customer use cases

Integration strategy: iShared, iShaper, SkyX, Mobiliti

EOS immediately

Existing customers

Support based on current support obligations

Develop aggressive migration program to ProxySG

Available for period after transaction close

Determine immediately key large/strategic customers

Potentially allow buys on a “case by case” basis

Determine key technology components for potential ProxySG and ProxyClient integration

Integration strategy: Intelligence/Policy Center

Continue to sell and fully support current product line

Now: Sell current product offering

Support for existing and new PacketShaper customers

Future: Complete management architecture and corresponding product set

Configuration management

Health and traffic monitoring/reporting

Historical access reporting

Interfaces for 3rd party management tools

The right platforms for customer deployments/scalability

Next steps: Get ready for close

Prepare to sell, deliver, and support new Blue Coat products

PacketShaper

IntelligenceCenter

PolicyCenter

Plan for EOS

iShared

iShaper

SkyX

Mobiliti client

Ramp up communication/marketing and training plans

Field sales/SE’s

Channel

Customers

Blue Coat®